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                                                                    EXHIBIT 23.3




                              ACCOUNTANTS' CONSENT



The Board of Directors
Bank of North America Bancorp, Inc.


         We consent to the use of our reports included herein and to the reference of our firm under the heading "Experts" in the prospectus.

                                        KPMG Peat Marwick LLP



Fort Lauderdale, Florida
May 31, 1996